Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Rules-Based Medicine, Inc. and Subsidiaries:
We consent to the reference to our firm under the caption “Experts” on the Registration Statement on Form S-1 and related Prospectus of Rules-Based Medicine, Inc. for the registration of shares of its common stock and to the inclusion of our report dated March 12, 2010 with respect to the consolidated financial statements of Rules-Based Medicine, Inc. as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007.
Our report discloses that Rules-Based Medicine, Inc. acquired a controlling interest (77.6%) in Psynova Neurotech Ltd. on September 18, 2009.
We also consent to the reference to our firm under the caption “Experts” on the Registration Statement on Form S-1 and related Prospectus of Rules-Based Medicine, Inc. for the registration of shares of its common stock and to the inclusion of our report dated December 18, 2009 with respect to the financial statements of Psynova Neurotech Ltd. as of August 31, 2009 and for the year ended August 31, 2009.
Our report discloses that Rules-Based Medicine, Inc. became the controlling shareholder of Psynova Neurotech Ltd. on September 18, 2009.
/s/ PMB Helin Donovan, LLP
Austin, Texas
March 12, 2010